UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2009

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

95 Elm Street, West Springfield, Massachusetts		01089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On June 25, 2009, United Financial Bancorp, Inc. (the “Company”), the parent company of United Bank, and CNB Financial Corp. (“CNB Financial”), the parent company of Commonwealth National Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CNB Financial will merge with and into the Company. Concurrent with the merger, it is expected that Commonwealth National Bank will merge with and into United Bank.

        Under the terms of the Merger Agreement, CNB Financial shareholders will have the opportunity to elect to receive either: (1) $10.75 per share in cash for each CNB Financial share; (2) 0.8257 United Financial shares for each CNB Financial share; or (3) a combination of United Financial common stock and cash, provided that the total cash consideration paid by United Financial to shareholders of CNB Financial equals 50% of the total merger consideration.  All CNB Financial shareholder elections will be subject to the allocation and proration procedures set forth in the Merger Agreement. The Company expects to issue approximately 942,622 shares of Company common stock, not including any shares issued as a result of the conversion and exercise of CNB Financial stock options and warrants.  The transaction value represents 125.6% of CNB Financial’s tangible book value and a 3.8% premium to core deposits.

As part of United Financial’s comprehensive due diligence review, United Financial, together with external loan review professionals, conducted an extensive review of CNB Financial’s loan portfolio.  As an integral aspect of its review, United Financial examined all nonperforming, substandard and watch list loans along with certain lower-rated performing loans.  In addition, United Financial physically inspected all projects on which CNB Financial has active construction loans.  Based on this review and to account for any potential losses in the loan portfolio, United Financial assumed a pre-tax credit mark adjustment of approximately $8.5 million, which includes CNB Financial’s existing reserve.  In addition, United Financial estimates a pre-tax purchase accounting adjustment of approximately $4.6 million related to trust-preferred obligation and a $2.4 million core deposit intangible. United Financial expects that the transaction will result in tangible book value dilution of approximately 3% with an earn-back period of approximately three quarters after completion of the transaction.

United Financial expects that its close proximity to CNB Financial and its familiarity with the CNB management and lending teams will provide for manageable integration risk, achievable synergies, and  improved operational efficiency for the combined institution. Excluding one-time merger costs and assuming cost savings of approximately 15% of CNB Financial’s operating expenses, it is anticipated that this transaction will result in 9% accretion to 2010 operating earnings per share.  United Financial expects to record a pre-tax restructuring charge of approximately $4.0 million, including a one-time termination fee payable to Berkshire Hills Bancorp, Inc., which may be reimbursed under certain circumstances as set forth in the merger agreement.

    The senior management of the Company and United Bank will remain the same following the merger.  Charles R. Valade, the current President and CEO of CNB Financial, will be appointed as an Executive Vice President of  United Bank.  In addition, at the closing of the merger, the Boards of Directors of United Financial and United Bank will be expanded by one member each to include one current member of CNB Financial’s Board.

    The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of CNB Financial, and is intended to qualify as a tax free reorganization for federal income tax purposes, with shares of CNB Financial exchanged for Company shares on a tax free basis. The merger is currently expected to be completed in the fourth quarter of 2009.

    All of the directors of CNB Financial have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held by CNB Financial to vote on the proposed transaction. If the merger is not consummated under certain circumstances, CNB Financial has agreed to pay the Company a termination fee of $1,227,000.

    The Merger Agreement also contains usual and customary representations and warranties that the Company and CNB Financial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and CNB Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and CNB Financial rather than establishing matters as facts.

    The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

    The Company will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission (“SEC”). Company and CNB Financial shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the Company and CNB Financial and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to CNB Financial shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to United Financial Bancorp, Inc., 95 Elm Street, West Springfield, MA, 01089, or to CNB Financial Corp., 33 Waldo Street,

   P.O. Box 830, Worcester, MA 01613. Copies of other documents filed by the Company and CNB Financial with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to the Company at the address provided above.

    The Company and CNB Financial and each of their directors, executive officers and certain other members of management and employees may be soliciting proxies from CNB Financial shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CNB Financial’s shareholders in connection with the proposed transaction is set forth in the Company’s proxy statement filed with the SEC in connection with the Company’s most recent annual meeting of shareholders, and CNB Financial’s proxy statement filed with the SEC in connection with CNB Financial’s most recent annual meeting of shareholders. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

    Statements contained in this current report  on Form 8-K, including Exhibit 99.1, that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may be characterized as management’s intentions, hopes, beliefs, expectations or predictions of the future.  It is important to note that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements.  Factors that could cause future results to vary materially from current expectations include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention, changes in accounting principles, policies or guidelines and legislative and regulatory changes.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of June 25, 2009 by and between United Financial Bancorp, Inc. and CNB Financial Corp.

Exhibit 99.1	Press Release dated June 25, 2009, “United Financial Bancorp, Inc. to Acquire CNB Financial Corp.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE: June 26, 2009	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 2.1	Agreement and Plan of Merger dated as of June 25, 2009 by and between United Financial Bancorp, Inc. and CNB Financial Corp.
Exhibit 99.1	Press Release dated June 25, 2009, “United Financial Bancorp, Inc. to Acquire CNB Financial Corp.”